As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AKCEA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2608175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road, 9th Floor

Boston, Massachusetts 02210

(Address of principal executive offices) (Zip code)

Akcea Therapeutics, Inc. 2015 Equity Incentive Plan

Akcea Therapeutics, Inc. 2017 Employee Stock Purchase Plan

(Full titles of the plans)

Damien McDevitt

Chief Executive Officer

Akcea Therapeutics, Inc.

22 Boston Wharf Road, 9th Floor

Boston, Massachusetts 02210

(617) 207-0202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicole C. Brookshire

Cooley LLP

500 Boylston Street

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
Akcea Therapeutics, Inc. 2015 Equity Incentive Plan	5,000,000 shares(3)	$14.65	$73,250,000	$9,507.85
Akcea Therapeutics, Inc. 2017 Employee Stock Purchase Plan	500,000 shares(4)	$14.65	$7,325,000	$950.79
Total	5,500,000 shares	N/A	$80,575,000	$10,458.64

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that become issuable under the Akcea Therapeutics, Inc. 2015 Equity Incentive Plan, as amended (the “2015 EIP”) and the Akcea Therapeutics, Inc. 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market on May 19, 2020.

(3)

Represents an increase to the number of shares of Common Stock authorized for issuance under the 2015 EIP pursuant to an amendment to the 2015 EIP approved by the Registrant’s stockholders via written consent effective April 13, 2020.

(4)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2017 ESPP on January 1, 2020, pursuant to an “evergreen” provision contained in the 2017 ESPP. Pursuant to such provision, on January 1 of each year through January 1, 2027, the number of shares authorized for issuance under the 2017 ESPP is automatically increased by a number equal to the amount equal to the lesser of (1) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, (2) 500,000 shares of Common Stock or (3) a number of shares determined by the Registrant’s board of directors that is less than (1) and (2).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8 (File No. 333-219290)  filed with the Securities and Exchange Commission (“SEC”) on July 14, 2017 relating to the Registrant’s 2015 EIP and 2017 ESPP; (ii) the Registration Statement on Form S-8 (File No.  333-225730) filed with the SEC on June 19, 2018 relating to the Registrant’s 2015 EIP and 2017 ESPP; (iii) the Registration Statement on Form S-8 (File No.  333-228969) filed with the SEC on December 21, 2018 relating to the 2015 EIP; and (iv) the Registration Statement on Form S-8 (File No. 333-231613) filed with the SEC on May 20, 2019 relating to the 2017 ESPP, in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

		Incorporated by Reference
Exhibit	Description	Schedule / Form	File Number	Exhibit	File Date

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended and as currently in effect.	10-Q	001-38137	3.1	May 7, 2018

3.2	Amended and Restated Bylaws of the Registrant, as currently in effect.	8-K	001-38137	3.2	July 19, 2017

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate of the Registrant.	S-1	333-216949	4.1	June 20, 2017

4.3	Form of Indenture, by and among the Registrant and one or more trustees to be named.	S-3ASR	333-227403	4.4	September 18, 2018

4.4	Form of Common Stock Warrant Agreement of the Registrant.	S-3ASR	333-227403	4.7	September 18, 2018

4.5	Form of Preferred Stock Warrant Agreement of the Registrant.	S-3ASR	333-227403	4.8	September 18, 2018

4.6	Form of Debt Securities Warrant Agreement of the Registrant.	S-3ASR	333-227403	4.9	September 18, 2018

4.7	Amended and Restated Investor Rights Agreement by and among the Registrant and Ionis Pharmaceuticals, Inc., dated March 14, 2018.	8-K	001-38137	4.1	March 15, 2018

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page hereto.

99.1	2015 Equity Incentive Plan, as amended.	8-K	001-38137	10.1	March 4, 2020

99.2	Form of Award Agreements under the 2015 Equity Incentive Plan, as amended.	S-1	333-216949	10.2	June 20, 2017

99.3	2017 Employee Stock Purchase Plan.	S-1	333-216949	10.3	June 20, 2017

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 21, 2020.

AKCEA THERAPEUTICS, INC.

By:	/s/ Damien McDevitt
Damien McDevitt
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Damien McDevitt and Joshua Patterson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as she/he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Damien McDevitt, Ph.D.	Chief Executive Officer and Director	May 21, 2020
Damien McDevitt, Ph.D.	(Principal Executive Officer)

/s/ Michael Price	Chief Financial Officer	May 21, 2020
Michael Price	(Principal Financial and Accounting Officer)

/s/ B. Lynne Parshall, J.D.	Chairman of the Board of Directors	May 21, 2020
B. Lynne Parshall, J.D.

/s/ Elaine Hochberg	Director	May 21, 2020
Elaine Hochberg

/s/ Joseph Klein, III	Director	May 21, 2020
Joseph Klein, III

/s/ Amber Salzman	Director	May 21, 2020
Amber Salzman, Ph.D.

/s/ Sandford D. Smith	Director	May 21, 2020
Sandford D. Smith

/s/ Michael Yang	Director	May 21, 2020
Michael Yang

/s/ Barbara Yanni	Director	May 21, 2020
Barbara Yanni